CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-230813 on Form S-3 and Registration Statement Nos. 333-175712, 333-196055 and 333-200009 on Form S-8 of our reports dated February 18, 2016, relating to the consolidated financial statements of ARMOUR Residential REIT, Inc. and subsidiary, and the effectiveness of ARMOUR Residential REIT, Inc. and subsidiary’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of ARMOUR Residential REIT, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP
Certified Public Accountants

February 18, 2016